Exhibit 10.2

LETTER AGREEMENT

John,

This letter confirms that your Change in Control Agreement, dated as of November 6, 2019 (the “CIC Agreement”), with Element Solutions, Inc. (the “Company”) remains in full force and effect. In the event that the Agreement and Plan of Merger dated as of July 6, 2026 between the Company and Solstice Advanced Materials Inc. closes, then the Company agrees that (1) your resignation within 30 days after such closing will be treated as a resignation for Good Reason under the CIC Agreement1, (2) your incentive payment under Section 4 of the CIC Agreement will be $600,000 and (3) your termination payment under Sections 7(b) and (c) of the CIC Agreement will be $2,400,0002. All other provisions of the CIC Agreement will remain in effect pursuant to their terms.

Sincerely,
Element Solutions Inc

/s/ Benjamin Gliklich
Name: Benjamin Gliklich
Title: CEO
Date: July 6, 2026

Acknowledged and Agreed

/s/ John E. Capps
John E. Capps
Date: July 6, 2026

_____________________________________

1 It is agreed you will have a material diminution in your duties on such closing.

2 Constitutes 2x (annual salary ($600,000) plus annual target bonus ($600,000)), in your role as EVP.